UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2014

C&J ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35255	20-5673219
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3990 Rogerdale Rd Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 325-6000

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Item 8.01 Other Events.

This Form 8-K/A is filed as an amendment (the “Amended Report”) to the Current Report on Form 8-K filed by C&J Energy Services, Inc. (“C&J” or the “Company”) under Items 7.01, 8.01 and 9.01 on November 10, 2014 (the “Current Report”). This Amended Report is being filed to correct certain information included in the Current Report indicating that the presentation by Randy McMullen, Jr., President and Chief Financial Officer of C&J, at the Stephens Fall Investment Conference in New York City, New York on Tuesday, November 11, 2014 would be webcast live and available for replay on C&J’s website. Mr. McMullen’s presentation was not webcast due to format changes made by the conference host. However, a copy of the prepared presentation materials discussed by Mr. McMullen during the presentation was furnished as Exhibit 99.1 to the November 10, 2014 Current Report and was also posted on C&J’s website at www.cjenergy.com.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 7.01 and Item 8.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

C&J ENERGY SERVICES, INC.
(Registrant)

Dated: November 11, 2014	By:	/s/ Theodore R. Moore
Theodore R. Moore
Executive Vice President, General Counsel and Corporate Secretary